SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C.  20549

                                 FORM 8-K

                              CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(d)
                   OF THE SECURITIES EXCHANGE ACT OF 1934



                               April 17, 2001
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                      (Date of earliest event reported)


                         Commonwealth Bancorp, Inc.
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          (Exact name of registrant as specified in its charter)


  Pennsylvania                        0-27942                 23-2828883
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(State or other jurisdiction   (Commission File Number)     (IRS Employer
 of incorporation)                                        Identification No.)


2 West Lafayette Street, Norristown, Pennsylvania               19401
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(Address of principal executive offices)                      (Zip Code)


                               (610) 251-1600
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              (Registrant's telephone number, including area code)


                               Not Applicable
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(Former name, former address and former fiscal year, if changed since last report)






Item 5.  Other Events

    On April 17, 2001, Commonwealth Bancorp, Inc. reported earnings per common share of $0.13 on a diluted basis for the first quarter of 2001, compared to earnings of $0.31 per common share for the first quarter of 2000. Net income was $1.4 million for the first quarter of 2001, compared to $3.4 million for the first quarter of 2000. The results for first quarter of 2001 reflected the following items: a $2.3 million pre-tax charge associated with the sale of Commonwealth's mortgage loan production offices and the outsourcing of its mortgage servicing function; a $0.7 million pre-tax charge relating to the retirement of Commonwealth's Chief Executive Officer; and a $0.5 million pre-tax charge relating to a disputed interest rate on loan originated in the 1970's. Exclusive of these items, net income for the first quarter of 2001 would have been $4.0 million or $0.37 per share on a diluted basis. For additional information, reference is made to the Press Release, dated April 17, 2001, which is attached hereto as Exhibit 99 and is incorporated herein by reference.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

    (a)  Financial Statements.

         Not Applicable.

    (b)  Pro Forma Financial Information.

         Not Applicable.

    (c)  Exhibits:

         99        Press Release dated April 17, 2001


















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                                SIGNATURES


    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                     COMMONWEALTH BANCORP, INC.



Date: April 17,  2001                 By:  /s/Charles M. Johnston
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                                           Charles M. Johnston
                                           Chief Financial Officer
























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